EXHIBIT (10)(b)


                         ROHM AND HAAS COMPANY
                1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

    1. Purpose. The purpose of this 1997 Non-Employee Directors' Stock Plan (the "Plan") of Rohm and Haas Company (the "Company") is to advance the interests of the Company and its stockholders by providing a means
(i) to promote ownership by the directors of a greater proprietary interest in the Company, aligning the directors' interests more closely with the interests of stockholders, and (ii) to attract and retain highly qualified persons to serve as non-employee directors.

    2. Definitions.

    (a) "Deferred Stock" means the credits to a director's deferral account under Section 6, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited to the deferred accounts, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

    (b) "Fair Market Value" of Stock means, as of any given date, the average of the high and low price of a share of Stock reported in the New York Stock Exchange Composite Transactions.

    (c) "Stock" means the Common Stock, $2.50 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 3.

    3. Shares Available Under the Plan. The total number of shares of Stock reserved and available for issuance under the Plan is 150,000. Such shares may be authorized but unissued shares or treasury shares. The total number and nature of shares so reserved shall be appropriately adjusted to reflect stock dividends, stock splits, combinations of shares and any similar change in the corporate capital structure which affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of a director's rights under the Plan, including change as a result of a reorganization, recapitalization, merger or consolidation.

    4. Administration of the Plan. The Plan will be administered by the Board of Directors of the Company. Any action taken must be approved by the affirmative vote of a majority of those directors who are not eligible to participate in the Plan.

    5. Eligibility. Deferred Stock under this Plan may be granted only to directors of the Company who are not employees of the Company or any of its subsidiaries and who have less than a 5% beneficial interest in the Company's outstanding shares. The grant of any share under this Plan shall not impose upon the Company or its subsidiaries any obligation to retain the director for any period.

    6. Receipt of Deferred Stock.

    (a) Conversion of Retirement Benefit. In January, 1997, the Company will credit the deferral account of each director vested, as of January 1, 1997, under the Rohm and Haas Retirement Plan for Non-Employee Directors with a number of shares of Deferred Stock calculated by dividing the present value of his or her pension (calculated actuarially) by a stock price on the conversion date based upon a trend line analysis of the average of the quarterly high and low stock prices over the preceding 40 quarters.

    (b) Payment of One-Half the Directors' Annual Retainer. Each eligible director will receive one-half of the amount of his or her annual retainer for services as a director in Deferred Stock. The Company will credit the director's deferral account, on the first business day in January or promptly after election if newly elected, with a number of shares of Deferred Stock calculated by dividing one-half the annual retainer by a stock price on the grant date based upon a trend line analysis of the average of the quarterly high and low stock prices over the preceding 40 quarters. If the director dies, retires or leaves the Board before the completion of the calendar year, his or her account will be adjusted to subtract the amounts not yet earned.

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    (c) Election to Defer.

    (i) An eligible director may elect, no later than December 31 of any year, to defer all or a portion of his or her annual retainer which would otherwise be paid in cash during the next calendar year by filing a written election with the Corporate Secretary. A new director may elect to defer all or part of his or her annual retainer which would otherwise be paid in cash during that calendar year by filing a written election with the Corporate Secretary before the commencement of his or her term in office. Once the election to defer is in place, the same election will remain in effect for each succeeding year until the election is changed at any time prior to the start of the calendar year when the new election will take effect.

    (ii) The Company will credit the director's deferral account (at the same time that the Deferred Stock is credited under Section 6(b)) with a number of shares of Deferred Stock calculated by dividing the dollar amount being deferred by a stock price on the day of deferral based upon a trend line analysis of the average of the quarterly high and low stock prices over the preceding 40 quarters.

    (d) Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Stock, each director shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of shares of Deferred Stock (including any fractional share) credited to his or her deferral account as of the record date for the dividend or distribution. The dividend equivalents shall be credited to the director's deferral account as a number of shares of Deferred Stock determined by dividing the aggregate value of the dividend equivalents by the Fair Market Value of a share of Stock at the payment date of the dividend or distribution.

    (e) Settlement of Deferred Stock. The Company will settle the directors' deferral account by delivering to the directors (or his or her beneficiary) a number of shares of Stock equal to the number of whole shares of Deferred Stock then credited to his or her deferral account (or a specified portion in the event of a partial settlement), together with cash in lieu of any fractional share of Deferred Stock credited to the deferral account. The settlement shall be made at the time or times specified in the director's election filed in accordance with section 6(g)).

    (f) Designation of Beneficiary. Each director may designate one or more beneficiaries to receive the amounts distributable from the director's deferral account under the Plan in event of the director's death. The Company may rely upon the beneficiary designation last filed with the Company.

    (g) Elections. Each director may elect to receive settlement of the Deferred Stock (i) on the first business day of the month following termination of Board membership or death or (ii) in a series of equal annual installments in such number as the director shall specify (but not exceeding 10) commencing on the first business day of the month following termination of Board membership or death. The election must be made to the Corporate Secretary no later than one hundred and eighty days prior to the director's termination of Board membership or death. Failure to provide an election prior to that one hundred eighty day period will result in the settlement being made on the first business day of the month following termination of Board membership or death.
Any election made within the one hundred eighty day period will be void. In no event, however, shall any settlement of the Deferred Stock be made within six months of the Deferred Stock being awarded if necessary to qualify for an exemption under section 16 of the Securities and Exchange Act of 1934.

    (h) Nonforfeitability. The interest of each director in the Deferred Stock in his or her deferral account will be nonforfeitable.

    7. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or authority to pay retainers in the form of Deferred Stock under the Plan without the consent of stockholders unless stockholder consent is required by any federal or state law or regulation or the rules of any stock exchange. The Board may, in its discretion, decide to submit amendments or alterations to stockholders for approval. No action may materially impair the rights of the directors with respect to any previously granted Deferred Stock without the consent of the affected director.

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    8. General Provisions.

    (a) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in settlement of Deferred Stock in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any listing requirement under any listing agreement between the Company and any stock exchange or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations and other obligations of the company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed on the certificates.

    (b) Limitations on Transferability. Deferred Stock will not be transferable except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a director's death).

    (c) No Stockholder Rights Conferred. Nothing in this Plan will confer upon a director any rights of a stockholder of the Company unless and until shares of Stock are issued.

    (e) Governing Law. The validity, construction and effect of the Plan will be determined in accordance with the Delaware General
Corporation Law and other laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

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